UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2018

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2018, Argos Therapeutics, Inc. (the “Company”) received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as the Company had informed the Nasdaq Hearing Panel (the “Panel”) that it would be unable to meet the stockholders’ equity requirement for continued listing as of April 24, 2018, the Panel determined to delist the Company’s common stock from The Nasdaq Capital Market and will suspend trading in the Company’s common stock effective at the open of business on April 25, 2018. Nasdaq further indicated that it will file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”).

The Company has filed an application to transfer trading and quotation of its common stock to the OTCQB® Venture Market, operated by OTC Markets Group Inc., under its current trading symbol "ARGS," effective as of April 25, 2018. This transition to the OTCQB will not affect the Company's business or operations. The Company will continue to file periodic and other required reports with the SEC under applicable federal securities laws.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 19, 2018, Sander van Deventer voluntarily resigned from the Company’s Board of Directors (“the Board”), effective as of that date. There were no disagreements between Dr. van Deventer and the Company or any officer or director of the Company which led to Dr. van Deventer’s resignation. Dr. van Deventer had served on the Board since 2001, and did not serve on any committees of the Board at the time of his resignation.

Item 8.01. Other Events.

On April 20, 2018, the Company completed the sale, in a private financing, of 375,000 shares of its common stock to Lummy (Hong Kong) Co., Ltd. (“Lummy”) for an aggregate purchase price of $0.45 million. The Company had previously reported the agreement with Lummy for the sale. In addition, pursuant to an amendment to the Company’s license agreement with Lummy, Lummy paid the Company a milestone of $1.05 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Richard D. Katz, M.D.
Name:	Richard D. Katz, M.D.
Title:	Vice President and Chief Financial Officer

DATED: April 24, 2018